***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                        Contact: James Abbott
One South Main, 15th Floor                                                                                                                                           Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                              July 19, 2010
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2010 SECOND QUARTER RESULTS

SALT LAKE CITY, July 19, 2010 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a second quarter net loss applicable to common shareholders of $135.2 million or $0.84 per diluted share, compared to a net loss of $86.5 million or $0.57 per diluted share for the first quarter of 2010.

Second Quarter 2010 Highlights

•	Nonperforming lending-related assets were $2.55 billion compared to $2.79 billion in the first quarter. Delinquent loans declined to $482.1 million from $600.6 million in the first quarter.

•	The provision for loan losses fell for the fourth consecutive quarter to $228.7 million compared to $265.6 million in the first quarter, while reserve coverage measures remained stable.

•	Average noninterest-bearing demand deposits increased to $13.3 billion from $12.5 billion in the first quarter.

•
While the net interest margin declined to 3.58% from 4.03% in the first quarter, primarily due to the effects of a subordinated debt conversion, the core net interest margin, which excludes subordinated debt conversions, remained strong at 4.14% compared to 4.26% in the first quarter.

•
The tangible common equity ratio increased to 6.86% compared to 6.30% in the first quarter, despite a larger balance sheet. Approximately 11.6% of tangible assets are in cash or cash equivalents, up from 8.8% in the first quarter.

•	Credit-related impairment losses on CDO securities fell to $18.1 million compared to $31.3 million in the first quarter.

•
In spite of originating and renewing approximately $1.8 billion of new credit during the second quarter, an approximante 30% increase compared to the first quarter, loan balances declined 2.5% from the first quarter due to continued weakness in loan demand.

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ZIONS BANCORPORATION
Press Release – Page 2
July 19, 2010

“We are encouraged with the decline in nonperforming lending-related assets, as well as an improvement in other problem credits; notably, more than 80% of the improvement in nonaccrual loans occurred in construction and term commercial real estate,” said Harris H. Simmons, chairman and chief executive officer. Mr Simmons continued, “Additionally, the capital raises completed during the quarter brought total capital ratios to record high levels.”

Asset Quality
Nonperforming lending-related assets declined 8.5% to $2,547.4 million at June 30, 2010 from $2,785.4 million at March 31, 2010. Nonaccrual loans declined 10.0% to $2,134.1 million at June 30, 2010 from $2,371.2 million at March 31, 2010. Delinquent loans (accruing loans past due 30-89 days and 90 days or more) declined 19.7% to $482.1 million at June 30, 2010 from $600.6 million at March 31, 2010. The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned was 6.59% at June 30, 2010 compared to 7.03% at March 31, 2010. The preceding amounts and comparisons include FDIC-supported assets.

The provision for loan losses was $228.7 million for the second quarter of 2010 compared to $265.6 million for the first quarter of 2010.

The allowance for loan losses as a percentage of net loans and leases increased to 4.11% at June 30, 2010 compared to 4.05% at March 31, 2010. The allowance for credit losses was $1,660.5 million, or 4.37% of net loans and leases at June 30, 2010, compared to 4.30% at March 31, 2010.

Net loan and lease charge-offs for the second quarter of 2010 were $255.2 million or 2.64% annualized of average loans, compared to $227.1 million or 2.29% annualized of average loans for the first quarter of 2010.

Capital Transactions
During the second quarter of 2010, the Company increased its Tier 1 capital by taking the following capital actions:

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ZIONS BANCORPORATION
Press Release – Page 3
July 19, 2010

		Issuance
(In millions)		amount

1.	Common stock equity distribution issuances	$287.5
2.	Series E perpetual preferred stock	142.5
3.	Common stock warrants	185.0
	Total capital raised	$615.0

1.	Common stock equity distribution issuances: The Company completed the sale of 12,295,917 shares of common stock for $287.5 million (average price of $23.38) that commenced May 24, 2010.
2.
Series E perpetual preferred stock (NYSE: ZBPRE):  The Company sold a total of 5,700,000 depositary shares (each share representing a 1/40th ownership interest in a share of Series E Fixed-Rate Resettable Non-Cumulative Perpetual Preferred Stock) at an offering price of $25 per depositary share with an initial dividend rate of 11%.

3.	Common stock warrants (Nasdaq Global Select Market: ZIONW): The Company sold 22,281,640 warrants at an offering price of $8.3028 per warrant.

On May 17, 2010, $116.6 million of convertible subordinated debt was converted into 116,624 shares of the Company’s Series C preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax amount of approximately $60.5 million.

On June 25, 2010, $8.6 million of Series A preferred stock was exchanged for 224,903 shares of the Company’s common stock at the fair value on that date of $23.82 per share. This preferred stock redemption increased retained earnings by approximately $3.1 million.

The tangible common equity ratio was 6.86% at June 30, 2010 compared to 6.30% at March 31, 2010. The change from March 31, 2010 was primarily due to the previously discussed capital transactions, partially offset by operating results and preferred stock dividends during the second quarter. The estimated Tier 1 common to risk-weighted assets ratio was 7.91% at June 30, 2010 compared to 7.14% at March 31, 2010. The more significant improvement in risk-based capital ratios compared to the tangible common equity ratio is due to a significantly higher mix of cash on the balance sheet, which was 11.6% of tangible assets at June 30, 2010 compared to 8.8% at March 31, 2010.

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ZIONS BANCORPORATION
Press Release – Page 4
July 19, 2010

Loans
Net loans and leases of $38.0 billion at June 30, 2010 decreased approximately $1.0 billion or 2.5% from $39.0 billion at March 31, 2010. Excluding construction and land development loans, the decrease was approximately $0.4 billion or 1.2% from March 31, 2010.

Deposits
Average noninterest-bearing demand deposits for the second quarter of 2010 increased $0.8 billion or 6.2% to $13.3 billion compared to $12.5 billion for the first quarter of 2010. Average total deposits for the second quarter of 2010 increased $0.4 billion or 0.9% to $42.2 billion compared to $41.8 billion for the first quarter of 2010. Gross loans were 90.8% of total deposits at June 30, 2010, compared to 93.0% at March 31, 2010.

Net Interest Income
The net interest margin decreased to 3.58% for the second quarter of 2010 compared to 4.03% for the first quarter of 2010. The net interest margin was reduced by 12 bp for the discount amortization on the convertible subordinated debt, and by an additional 52 bp for the accelerated discount amortization due to the previously discussed conversion of $116.6 million of convertible subordinated debt. The net interest margin was increased by 8 bp due to the recognition in interest income of the accretion on acquired loans based on increased projected cash flows. The core net interest margin, adjusted for the above items in both the first and second quarters, was 4.14% in the second quarter compared to 4.26% in the first quarter (see the subsequent GAAP to Non-GAAP reconciliation in this press release). The net decline in the core net interest margin from the first quarter was primarily due to higher cash balances.

Investment Securities
During the second quarter of 2010, the Company recognized credit-related net impairment losses on collateralized debt obligations (“CDOs”) of $18.1 million or $0.07 per diluted share, compared to $31.3 million or $0.13 per diluted share during the first quarter of 2010.

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ZIONS BANCORPORATION
Press Release – Page 5
July 19, 2010

CDOs for which the underlying collateral is predominantly bank trust preferred securities comprised $2.2 billion of the $2.7 billion par amount of the bank and insurance CDO portfolio at June 30, 2010. The following table shows the decrease in carrying value at June 30, 2010 of original single A and BBB rated CDOs compared to March 31, 2010. Approximately 90% of the $18.1 million of credit-related net impairment losses during the second quarter came from original single A and BBB rated CDOs.

(In millions)

	June 30, 2010						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		6/30/10
ratings	Amount	%	Amount	%	Amount	%	6/30/10	3/31/10	vs 3/31/10
AAA	$1,131	52%	$939	54%	$816	73%	72%	72%	0%
A	949	44%	772	44%	297	26%	31%	35%	-4%
BBB	90	4%	34	2%	13	1%	14%	17%	-3%
	$2,170	100%	$1,745	100%	$1,126	100%	52%	54%	-2%

Noninterest Income and Noninterest Expense
Noninterest income for the second quarter of 2010 was $109.4 million compared to $107.6 million for the first quarter of 2010. Noninterest expense for the second quarter of 2010 was $430.4 million compared to $389.1 million for the first quarter of 2010. The increase in noninterest expense during the second quarter of 2010 primarily resulted from (1) a $9.8 million increase in other real estate expense; (2) a $9.0 million increase in other noninterest expense from a reduction to the FDIC indemnification asset resulting from improvements in projected cash flows on acquired loans, and from other adjustments; and (3) the change in the provision for unfunded lending commitments to $0.5 million in the second quarter compared to a negative provision of $20.1 million in the first quarter. Excluding the effects of the reduction to the indemnification asset and the provision for unfunded lending commitments, noninterest expense increased by $11.6 million during the second quarter of 2010, most of which is explained by the increase in other real estate expense.

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 19, 2010). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-877-368-2147 (international: 253-237-1247) and entering the passcode 84044344, or via on-demand webcast.

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ZIONS BANCORPORATION
Press Release – Page 6
July 19, 2010

A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, July 19, 2010, until midnight ET on Monday, July 26, 2010, by dialing 1-800-642-1687 (international: 706-645-9291) and entering the passcode 84044344. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in

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ZIONS BANCORPORATION
Press Release – Page 7
July 19, 2010

securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 8
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except per share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.04
Book value per common share	26.63	26.89	27.85	30.38	33.89
Tangible common equity per common share	20.19	19.89	20.35	22.01	24.78

SELECTED RATIOS
Return on average assets	(0.87)%	(0.47)%	(1.37)%	(1.15)%	(0.38)%
Return on average common equity	(12.41)%	(8.30)%	(16.80)%	(16.74)%	(2.37)%
Efficiency ratio	81.45%	68.44%	83.47%	58.05%	37.72%
Net interest margin	3.58%	4.03%	3.81%	3.91%	4.10%

Capital Ratios
Tangible common equity ratio	6.86%	6.30%	6.12%	5.76%	6.00%
Tangible equity ratio	10.40%	9.36%	9.16%	8.73%	8.94%
Average equity to average assets	11.59%	11.16%	10.76%	10.94%	10.41%

Risk-Based Capital Ratios1:
Tier 1 common to risk-weighted assets	7.91%	7.14%	6.73%	6.59%	6.41%
Tier 1 leverage	11.91%	10.77%	10.38%	10.40%	10.22%
Tier 1 risk-based capital	12.64%	11.19%	10.53%	10.34%	10.00%
Total risk-based capital	15.22%	13.93%	13.28%	13.08%	12.72%

Taxable-equivalent net interest income	$418,951	$460,979	$462,608	$478,135	$499,432

Weighted average common and common-
equivalent shares outstanding	161,810,017	151,073,384	139,858,788	127,581,404	115,908,127

Common shares outstanding	173,331,281	160,300,162	150,425,070	136,398,089	125,095,328

1 Ratios for June 30, 2010 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share amounts)	2010	2010	2009	2009	2009
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,068,755	$1,045,391	$1,370,189	$992,940	$1,229,205
Money market investments:
Interest-bearing deposits	4,861,871	3,410,211	652,964	2,234,337	1,005,060
Federal funds sold	44,720	44,436	20,985	44,056	390,619
Security resell agreements	58,954	73,112	57,556	52,539	57,476
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$766,824, $820,689, $833,455, $835,814, and $891,186)	817,060	867,335	869,595	877,105	937,942
Available-for-sale, at fair value	3,416,448	3,437,098	3,655,619	3,547,092	3,903,895
Trading account, at fair value	85,707	50,698	23,543	76,709	78,608
	4,319,215	4,355,131	4,548,757	4,500,906	4,920,445

Loans held for sale	189,376	171,892	208,567	206,387	251,526

Loans:
Loans and leases excluding FDIC-supported loans	36,956,067	37,820,588	38,882,083	39,782,240	40,654,802
FDIC-supported loans	1,208,362	1,320,737	1,444,594	1,607,493	783,238
	38,164,429	39,141,325	40,326,677	41,389,733	41,438,040
Less:
Unearned income and fees, net of related costs	125,945	131,723	137,697	134,629	130,042
Allowance for loan losses	1,563,753	1,581,577	1,531,332	1,432,715	1,248,055
Loans and leases, net of allowance	36,474,731	37,428,025	38,657,648	39,822,389	40,059,943

Other noninterest-bearing investments	858,602	909,601	1,099,961	1,061,464	1,046,131
Premises and equipment, net	705,372	707,387	710,534	698,225	703,613
Goodwill	1,015,161	1,015,161	1,015,161	1,017,385	1,017,385
Core deposit and other intangibles	100,425	106,839	113,416	123,551	121,675
Other real estate owned	413,336	414,237	389,782	413,901	304,778
Other assets	2,036,777	2,031,558	2,277,487	2,130,070	1,660,098
	$52,147,295	$51,712,981	$51,123,007	$53,298,150	$52,767,954

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$14,071,456	$12,799,002	$12,324,247	$11,453,247	$11,142,017
Interest-bearing:
Savings and NOW	6,030,986	5,978,536	5,843,573	5,392,096	4,949,711
Money market	15,562,664	16,667,011	16,378,874	17,413,735	17,276,743
Time under $100,000	2,155,366	2,306,101	2,497,395	2,784,593	2,845,893
Time $100,000 and over	2,509,479	2,697,261	3,117,472	3,949,684	4,455,225
Foreign	1,683,925	1,647,898	1,679,028	2,014,626	1,974,583
	42,013,876	42,095,809	41,840,589	43,007,981	42,644,172

Securities sold, not yet purchased	81,511	47,890	43,404	39,360	51,109
Federal funds purchased	391,213	477,959	208,669	1,008,181	1,169,809
Security repurchase agreements	500,812	475,832	577,346	509,014	565,975
Other liabilities	585,782	563,683	588,527	651,139	597,543
Commercial paper	1,149	3,123	1,084	2,449	1,019
Federal Home Loan Bank advances and other borrowings:
One year or less	217,440	175,312	120,189	42,962	47,152
Over one year	15,558	15,640	15,722	18,803	18,882
Long-term debt	1,918,852	2,000,821	2,017,220	2,324,020	1,917,598
Total liabilities	45,726,193	45,856,069	45,412,750	47,603,909	47,013,259

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,806,877	1,532,323	1,502,784	1,529,462	1,491,730
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 173,331,281, 160,300,162,
150,425,070, 136,398,089, and 125,095,328 shares	3,964,140	3,517,621	3,318,417	3,125,344	2,935,724
Retained earnings	1,099,621	1,236,497	1,324,516	1,502,232	1,685,522
Accumulated other comprehensive income (loss)	(433,020)	(428,177)	(436,899)	(469,112)	(368,164)
Deferred compensation	(15,776)	(16,058)	(16,160)	(15,218)	(14,138)
Controlling interest shareholders’ equity	6,421,842	5,842,206	5,692,658	5,672,708	5,730,674
Noncontrolling interests	(740)	14,706	17,599	21,533	24,021
Total shareholders’ equity	6,421,102	5,856,912	5,710,257	5,694,241	5,754,695
	$52,147,295	$51,712,981	$51,123,007	$53,298,150	$52,767,954

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Interest income:
Interest and fees on loans	$541,778	$540,446	$569,613	$586,246	$583,590
Interest on loans held for sale	1,937	2,363	2,735	2,434	3,082
Lease financing	4,251	5,129	5,289	5,125	4,735
Interest on money market investments	2,601	1,439	1,800	1,195	1,543
Interest on securities:
Held-to-maturity – taxable	6,113	2,456	(2,075)	4,864	9,367
Held-to-maturity – nontaxable	4,883	5,135	5,396	5,806	5,796
Available-for-sale – taxable	19,818	20,971	21,063	23,460	26,982
Available-for-sale – nontaxable	1,700	1,721	1,813	1,830	1,778
Trading account	657	475	492	842	823
Total interest income	583,738	580,135	606,126	631,802	637,696

Interest expense:
Interest on savings and money market deposits	34,124	36,389	43,921	54,554	64,949
Interest on time and foreign deposits	18,629	19,687	28,671	42,780	52,577
Interest on short-term borrowings	3,486	3,067	2,714	2,325	3,661
Interest on long-term borrowings	114,153	65,692	73,931	59,963	22,821
Total interest expense	170,392	124,835	149,237	159,622	144,008

Net interest income	413,346	455,300	456,889	472,180	493,688
Provision for loan losses	228,663	265,565	390,719	565,930	762,654
Net interest income after provision for loan losses	184,683	189,735	66,170	(93,750)	(268,966)

Noninterest income:
Service charges and fees on deposit accounts	51,909	51,608	53,475	54,466	51,833
Other service charges, commissions and fees	43,395	39,042	38,794	39,227	40,291
Trust and wealth management income	7,021	7,609	5,825	8,209	8,750
Capital markets and foreign exchange	10,733	8,539	8,692	12,106	16,311
Dividends and other investment income	8,879	7,700	12,942	2,597	2,684
Loan sales and servicing income	5,617	6,432	7,011	2,359	7,040
Fair value and nonhedge derivative income (loss)	(1,552)	2,188	31,367	58,092	20,316
Equity securities losses, net	(1,500)	(3,165)	(2,164)	(1,805)	(619)
Fixed income securities gains (losses), net	530	1,256	(7,385)	1,900	1,444
Impairment losses on investment securities:
Impairment losses on investment securities	(19,557)	(48,570)	(134,357)	(198,378)	(71,515)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	1,497	17,307	35,051	141,863	29,546
Net impairment losses on investment securities	(18,060)	(31,263)	(99,306)	(56,515)	(41,969)
Valuation losses on securities purchased	-	-	-	-	(11,701)
Gain on subordinated debt modification	-	-	15,220	-	493,725
Gain on subordinated debt exchange	-	14,471	-	-	-
Acquisition related gains	-	-	56	146,153	22,977
Other	2,441	3,193	1,360	3,951	1,654
Total noninterest income	109,413	107,610	65,887	270,740	612,736

Noninterest expense:
Salaries and employee benefits	205,776	204,333	206,823	205,433	202,420
Occupancy, net	27,822	28,488	28,667	28,556	26,651
Furniture and equipment	25,703	24,996	24,689	25,320	24,870
Other real estate expense	42,444	32,648	38,290	30,419	23,748
Legal and professional services	8,887	9,976	10,081	9,076	9,497
Postage and supplies	7,598	7,646	7,879	7,680	8,036
Advertising	5,772	6,374	5,738	4,418	5,678
FDIC premiums	26,438	24,210	24,197	19,820	42,329
Amortization of core deposit and other intangibles	6,414	6,577	10,135	7,575	7,078
Provision for unfunded lending commitments	483	(20,133)	19,220	36,537	7,927
Other	73,018	64,011	65,410	59,873	61,235
Total noninterest expense	430,355	389,126	441,129	434,707	419,469

Impairment loss on goodwill	-	-	2,224	-	-

Income (loss) before income taxes	(136,259)	(91,781)	(311,296)	(257,717)	(75,699)
Income taxes (benefit)	(22,898)	(28,644)	(125,809)	(100,046)	(23,761)
Net income (loss)	(113,361)	(63,137)	(185,487)	(157,671)	(51,938)
Net income (loss) applicable to noncontrolling interests	(368)	(2,927)	(1,423)	(2,394)	(1,209)
Net income (loss) applicable to controlling interest	(112,993)	(60,210)	(184,064)	(155,277)	(50,729)
Preferred stock dividends	(25,342)	(26,311)	(24,633)	(26,603)	(25,447)
Preferred stock redemption	3,107	-	32,215	-	52,418
Net earnings (loss) applicable to common shareholders	$(135,228)	$(86,521)	$(176,482)	$(181,880)	$(23,758)

Weighted average common shares outstanding during the period:
Basic shares	161,810	151,073	139,859	127,581	115,908
Diluted shares	161,810	151,073	139,859	127,581	115,908

Net earnings (loss) per common share:
Basic	$(0.84)	$(0.57)	$(1.26)	$(1.43)	$(0.21)
Diluted	(0.84)	(0.57)	(1.26)	(1.43)	(0.21)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Commercial lending:
Commercial and industrial	$9,419	$9,578	$9,922	$10,124	$10,588
Leasing	442	442	466	449	423
Owner occupied	8,334	8,457	8,752	8,745	8,782
Total commercial lending	18,195	18,477	19,140	19,318	19,793

Commercial real estate:
Construction and land development	4,484	5,060	5,552	6,087	6,848
Term	7,567	7,524	7,255	7,279	6,795
Total commercial real estate	12,051	12,584	12,807	13,366	13,643

Consumer:
Home equity credit line	2,139	2,121	2,135	2,114	2,086
1-4 family residential	3,549	3,584	3,642	3,698	3,781
Construction and other consumer real estate	379	403	459	537	599
Bankcard and other revolving plans	285	314	341	333	344
Other	271	279	293	343	342
Total consumer	6,623	6,701	6,870	7,025	7,152

Foreign loans	87	58	65	74	67

FDIC-supported loans 1	1,208	1,321	1,445	1,607	783
Total loans	$38,164	$39,141	$40,327	$41,390	$41,438

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Nonperforming Lending-Related Assets
(Unaudited)

(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

Nonaccrual loans	$1,962,313	$2,087,203	$2,023,503	$1,811,827	$1,628,700
Other real estate owned	364,954	366,798	335,652	359,187	293,857
Nonperforming lending-related assets, excluding
FDIC-supported assets	2,327,267	2,454,001	2,359,155	2,171,014	1,922,557

FDIC-supported nonaccrual loans	171,764	283,999	355,911	544,558	125,854
FDIC-supported other real estate owned	48,382	47,439	54,130	54,714	10,921
FDIC-supported nonperforming assets 1	220,146	331,438	410,041	599,272	136,775
Total nonperforming assets	$2,547,413	$2,785,439	$2,769,196	$2,770,286	$2,059,332

Ratio of nonperforming lending-related assets to net loans and leases 1
and other real estate owned	6.59%	7.03%	6.79%	6.62%	4.92%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$131,773	$60,009	$107,040	$186,519	$178,300
FDIC-supported loans past due 90 days or more	5,483	22,275	56,260	35,553	18,231
Ratio of accruing loans past due 90 days or more to net loans 1	0.36%	0.21%	0.40%	0.54%	0.47%

Nonaccrual loans and accruing loans past due 90 days or more	$2,271,333	$2,453,486	$2,542,714	$2,578,457	$1,951,085
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	5.94%	6.26%	6.29%	6.22%	4.69%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$317,666	$462,409	$428,290	$571,399	$495,527
FDIC-supported loans past due 30-89 days	27,180	55,919	27,485	74,142	26,144

Restructured loans included in nonaccrual loans	$338,378	$340,165	$298,820	$106,922	$100,590
Restructured loans on accrual	270,251	211,486	204,233	115,635	39,280

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Allowance for Loan Losses
Balance at beginning of period	$1,581,577	$1,531,332	$1,432,715	$1,248,055	$832,878
Add:
Provision for losses	228,663	265,565	390,719	565,930	762,654
Increase in allowance covered by FDIC indemnification	8,748	11,770	-	-	-
Deduct:
Gross loan and lease charge-offs	(279,025)	(248,312)	(355,601)	(389,134)	(353,226)
Net charge-offs recoverable from FDIC	629	1,859	2,303	-	-
Recoveries	23,161	19,363	61,196	7,864	5,749
Net loan and lease charge-offs	(255,235)	(227,090)	(292,102)	(381,270)	(347,477)
Balance at end of period	$1,563,753	$1,581,577	$1,531,332	$1,432,715	$1,248,055

Ratio of allowance for loan losses to net loans and
leases, at period end	4.11%	4.05%	3.81%	3.47%	3.02%

Ratio of allowance for loan losses to nonperforming
loans, at period end	73.28%	66.70%	64.36%	60.80%	71.13%

Annualized ratio of net loan and lease charge-offs to
average loans	2.64%	2.29%	2.87%	3.65%	3.33%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$96,312	$116,445	$97,225	$60,688	$52,761
Provision charged (credited) to earnings	483	(20,133)	19,220	36,537	7,927
Balance at end of period	$96,795	$96,312	$116,445	$97,225	$60,688

Total Allowance for Credit Losses
Allowance for loan losses	$1,563,753	$1,581,577	$1,531,332	$1,432,715	$1,248,055
Reserve for unfunded lending commitments	96,795	96,312	116,445	97,225	60,688
Total allowance for credit losses	$1,660,548	$1,677,889	$1,647,777	$1,529,940	$1,308,743

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	4.37%	4.30%	4.10%	3.71%	3.17%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

Loans held for sale	$-	$-	$-	$-	$18

Commercial lending:
Commercial and industrial	318	320	319	231	200
Leasing	8	8	11	10	10
Owner occupied	438	460	474	357	282
Total commercial lending	764	788	804	598	492

Commercial real estate:
Construction and land development	744	803	825	839	826
Term	281	324	228	221	126
Total commercial real estate	1,025	1,127	1,053	1,060	952

Consumer:
Home equity credit line	13	14	11	8	6
1-4 family residential	136	127	113	101	113
Construction and other consumer real estate	20	28	38	42	45
Bankcard and other revolving plans	1	-	1	1	1
Other	3	3	3	2	2
Total consumer	173	172	166	154	167
Total nonaccrual loans	$1,962	$2,087	$2,023	$1,812	$1,629

Net Charge-Offs By Portfolio Type

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Commercial lending:
Commercial and industrial	$52	$49	$36	$70	$117
Leasing	-	2	2	3	1
Owner occupied	35	36	27	19	9
Total commercial lending	87	87	65	92	127

Commercial real estate:
Construction and land development	99	86	139	219	156
Term	39	23	56	29	11
Total commercial real estate	138	109	195	248	167

Consumer:
Home equity credit line	7	7	4	6	3
1-4 family residential	14	15	14	17	24
Construction and other consumer real estate	6	5	10	10	17
Bankcard and other revolving plans	2	3	2	2	6
Other	2	3	4	6	4
Total consumer loans	31	33	34	41	54

Charge-offs recoverable from FDIC	(1)	(2)	(2)	-	-

Total net charge-offs	$255	$227	$292	$381	$348

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended
	June 30, 2010		March 31, 2010		December 31, 2009
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$3,853,275	0.27%	$2,227,181	0.26%	$2,761,132	0.26%
Securities:
Held-to-maturity	852,906	6.41%	864,021	4.86%	875,730	2.82%
Available-for-sale	3,364,126	2.67%	3,378,930	2.83%	3,507,766	2.70%
Trading account	72,322	3.64%	51,330	3.75%	67,900	2.87%
Total securities	4,289,354	3.43%	4,294,281	3.25%	4,451,396	2.72%

Loans held for sale	166,612	4.66%	179,433	5.34%	208,219	5.21%

Loans:
Net loans and leases excluding FDIC-supported loans 1	37,381,140	5.60%	38,310,187	5.59%	39,222,262	5.59%
FDIC-supported loans	1,265,319	8.41%	1,393,775	5.59%	1,518,368	6.24%
Total loans and leases	38,646,459	5.69%	39,703,962	5.59%	40,740,630	5.62%
Total interest-earning assets	46,955,700	5.03%	46,404,857	5.12%	48,161,377	5.04%
Cash and due from banks	1,444,343		1,280,013		1,191,881
Allowance for loan losses	(1,594,814)		(1,565,136)		(1,497,873)
Goodwill	1,015,161		1,015,161		1,017,361
Core deposit and other intangibles	104,083		110,754		120,512
Other assets	3,945,496		4,306,119		4,266,457
Total assets	$51,869,969		$51,551,768		$53,259,715

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,026,526	0.35%	$5,842,531	0.36%	$5,505,938	0.38%
Money market	16,292,870	0.71%	16,515,285	0.77%	17,247,187	0.89%
Time under $100,000	2,247,255	1.36%	2,365,645	1.44%	2,637,651	1.78%
Time $100,000 and over	2,590,056	1.30%	2,911,319	1.23%	3,575,690	1.53%
Foreign	1,754,944	0.60%	1,663,380	0.61%	1,818,423	0.65%
Total interest-bearing deposits	28,911,651	0.73%	29,298,160	0.78%	30,784,889	0.94%
Borrowed funds:
Securities sold, not yet purchased	41,473	4.94%	50,243	4.29%	39,045	5.11%
Federal funds purchased and security
repurchase agreements	871,441	0.14%	1,137,716	0.20%	1,611,774	0.26%
Commercial paper	5,618	1.36%	11,185	2.14%	2,125	0.93%
FHLB advances and other borrowings:
One year or less	199,755	5.31%	141,018	5.52%	89,891	5.01%
Over one year	15,611	4.98%	15,693	5.07%	17,963	4.84%
Long-term debt	1,963,082	23.28%	2,028,912	13.09%	2,230,949	13.11%
Total borrowed funds	3,096,980	15.24%	3,384,767	8.24%	3,991,747	7.62%
Total interest-bearing liabilities	32,008,631	2.14%	32,682,927	1.55%	34,776,636	1.70%
Noninterest-bearing deposits	13,318,836		12,544,442		12,151,870
Other liabilities	530,457		570,028		601,724
Total liabilities	45,857,924		45,797,397		47,530,230
Shareholders’ equity:
Preferred equity	1,624,856		1,509,197		1,543,363
Common equity	4,371,255		4,229,021		4,166,944
Controlling interest shareholders’ equity	5,996,111		5,738,218		5,710,307
Noncontrolling interests	15,934		16,153		19,178
Total shareholders’ equity	6,012,045		5,754,371		5,729,485
Total liabilities and shareholders’ equity	$51,869,969		$51,551,768		$53,259,715

Spread on average interest-bearing funds		2.89%		3.57%		3.34%
Taxable-equivalent net interest income and
net yield on interest-earning assets		3.58%		4.03%		3.81%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

GAAP to Non-GAAP Reconciliation
(Unaudited)
	Three Months Ended
	June 30,	March 31,
	2010	2010

Net interest margin as reported	3.58%	4.03%
Addback for the impact on net interest margin of:
Discount amortization on convertible subordinated debt	0.12%	0.13%
Accelerated discount amortization on convertible subordinated debt	0.52%	0.10%
Accretion of interest income on acquired loans	-0.08%	-
Core net interest margin	4.14%	4.26%

This Press Release presents a “core net interest margin” which excludes the effects of the (1)  discount amortization on convertible subordinated debt; (2) accelerated discount amortization on convertible subordinated debt; and (3) accretion of interest income on acquired loans based on increased projected cash flows (hereinafter collectively referred to as the “net interest margin adjustments”). The net interest margin adjustments are included in financial results presented in accordance with generally accepted accounting principles (“GAAP”). Management considers the net interest margin adjustments to be relevant to ongoing operating results.

The Company believes the exclusion of these net interest margin adjustments to present a core net interest margin provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. As a non-GAAP financial measure, the core net interest margin is used by management and the Board of Directors to assess the performance of the Company’s business for the following purposes:

      • Evaluation of bank reporting segment performance
      • Presentations of Company performance to investors

The Company believes that presenting the core net interest margin will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

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